Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan of Progyny, Inc. of our report dated March 9, 2020, with respect to the consolidated financial statements of Progyny, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

March 10, 2020